Exhibit 99.1

Erie Indemnity Approves Increased Funds for Share Repurchase Program

Erie, Pa. – Oct. 27, 2011 — At its regular meeting held October 26, 2011, the Board of Directors of Erie Indemnity Company (NASDAQ: ERIE) reauthorized the Company’s share repurchase program and approved $150 million in repurchase authority under the program. The repurchase authority is effective immediately and includes, and is not in addition to, any unspent amounts remaining under the prior authorization. As of October 20, 2011, there was approximately $5 million remaining under the prior authorization.

Under the share repurchase program, the Company may repurchase up to $150 million of its outstanding Class A common stock from time to time, at times and in a manner and amounts that the Company deems appropriate, depending on prevailing market conditions and alternative uses of the Company’s capital. In that regard, the Company may elect to purchase shares in the open market, or in privately negotiated transactions, or pursuant to its open market trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “10b5-1 Plan”). Because any repurchases under the 10b5-1 Plan are subject to certain parameters, there is no certainty as to the exact number of shares that will be repurchased under that Plan, or that there will be any repurchases at all pursuant to that Plan during any given period. The timing of any share repurchases under the repurchase program outside of the 10b5-1 Plan will depend on a variety of factors, including but limited to market conditions. The repurchase of shares outside of the 10b5-1 Plan may be suspended or discontinued at any time, while any suspension or termination under the 10b5-1 Plan must be in compliance with Rule 10b5-1.

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 12th largest automobile and homeowners insurer in the United States based on direct premiums written and the 20th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has over 4.3 million policies in force and operates in 11 states and the District of Columbia.  Erie Insurance Group is a FORTUNE 500 company.

News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein. Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, agency relationships, and compliance with contractual and regulatory requirements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:

Risk factors related to the Indemnity shareholder interest:

•	dependence on Indemnity’s relationship with the Exchange and the management fee under the agreement with the subscribers at the Exchange;

•	costs of providing services to the Exchange under the subscriber’s agreement;

•	ability to attract and retain talented management and employees;

•	ability to maintain the uninterrupted operations of our business, including our information technology system;

•	factors affecting the quality and liquidity of our investment portfolio;

•	credit risk from the Exchange;

•	ability to meet liquidity needs and access capital; and

•	outcome of pending and potential litigations against us.

Risk factors related to the non-controlling interest owned by the Exchange, which includes the Property and Casualty Group and EFL:

•	general business and economic conditions;

•	dependence on the independent agency system;

•	ability to maintain our reputation for superior customer service;

•	factors affecting price competition;

•	government regulation of the insurance industry, including approval of rate increases and rating factors such as credit and prior experience, and required processes related to underwriting and claims handling;

•	the uncertain role of the Federal Government, and the ongoing role of the States, in regulating the property/casualty or life insurance industries;

•	premium rates and reserves must be established from forecasts of ultimate costs;

•	emerging claims, coverage issues in the industry, and changes in reserve estimates related to the property and casualty business;

•	changes in reserve estimates related to the life business;

•	severe weather conditions or other catastrophic losses, including terrorism;

•	ability to acquire reinsurance coverage and collectability from reinsurers;

•	factors affecting the quality and liquidity of our investment portfolio;

•	ability to meet liquidity needs and access capital;

•	ability to maintain acceptable financial strength rating;

•	outcome of pending and potential litigations against us; and

•	dependency on service provided by Indemnity.

A forward-looking statement speaks only as of the date on which it is made and reflects Indemnity’s analysis only as of that date. Indemnity undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.